Exhibit (d) (3)
FIRST AMENDMENT TO THE
AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT
BY AND BETWEEN
STI CLASSIC FUNDS
AND
TRUSCO CAPITAL MANAGEMENT, INC.
     Amendment as of April 1, 2008 to the Amended and Restated Investment Advisory Agreement dated as of November 14, 2006 (the “Agreement”), by and between the STI Classic Funds (the “Trust”) and Trusco Capital Management, Inc. (the “Adviser”).
WITNESSETH:
WHEREAS, the Trust and the Adviser desire to amend the Agreement to reflect the current names of the parties.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:
1.	The name of the Trust is RidgeWorth Funds.

2.	The name of the Adviser is RidgeWorth Capital Management, Inc.

3.	Except as specifically amended hereby, the Agreement remains in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Agreement to be signed by their respective duly authorized officers.

RidgeWorth Funds
By:	/s/ Julia Short
Name:	Julia Short
Title:	President

RidgeWorth Capital Management, Inc.
By:	/s/ Patrick Paparelli
Name:	Patrick Paparelli
Title:	Managing Director